                                                                    EXHIBIT 99.1

Quarterly Report of CSB Bancorp, Inc., for the quarter ended December 31, 2003

                                December 31,2003

                                Quarterly Report

                             [CSB BANCORP GRAPHIC]


                              FINANCIAL HIGHLIGHTS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                              DECEMBER
                                         2003           2002
                                         ----           ----
Assets                                 $306,180       $304,713
Net loans                               210,796        197,109
Securities                               67,773         73,088
Deposits                                248,958        239,976
Shareholders' Equity                     34,718         33,742
Net income                                2,060          1,923
Earnings per share                         0.78           0.73
Book value per outstanding share          13.13          12.83

                                   KEY RATIOS

                                                DECEMBER
                                           2003          2002
                                           ----          ----
Return on average assets                   0.68%         0.65%
Return on average equity                   6.00%         5.76%
Loan to deposit                           85.66%        83.26%
Equity to assets                          11.34%        11.07%
NIE to revenue                               83%           90%

                                   DIRECTORS

                    ROBERT K. BAKER        DANIEL J. MILLER
                       Chairman
                                         JEFFREY A. ROBB, SR.
                    JOHN J. LIMBERT
                   President and CEO       SAMUEL M. STEIMEL

                   RONALD E. HOLTMAN         EDDIE L. STEINER

                    J. THOMAS LANG          JOHN R. WALTMAN


                               EXECUTIVE OFFICERS

                                 JOHN J. LIMBERT
                                President and CEO

                                 RICK L. GINTHER
                              Senior Vice President
                              Chief Lending Officer

                                  PAUL D. GREIG
                              Senior Vice President
                      Chief Operation/Information Officer

                                  A. LEE MILLER
                              Senior Vice President
                             Chief Financial Officer

                         STOCK PERFORMANCE & DIVIDENDS


                     TRADE PRICE                          CASH
 QUARTER                                   CLOSING      DIVIDEND
 ENDING              HIGH       LOW         PRICE       DECLARED
 ------              ----       ---         -----       --------
3/31/02             $20.00     $16.75      $19.50         $0.05
6/30/02              19.85      18.75       18.06          0.05
9/30/02              19.15      17.00       17.00          0.10
12/31/02             17.50      16.05       16.05          0.10
3/31/03              18.50      16.50       17.10          0.12
6/30/03              18.00      17.00       17.00          0.12
9/30/03              17.50      15.50       17.50          0.12
12/31/03             17.55      17.00       17.00          0.12

                          ADDITIONAL STOCK INFORMATION

                                  STOCK LISTING
                                     Common:
                                Symbol - CSBB.OB

                                 STOCK TRANSFER
                          Registrar & Transfer Company
                            Attn: Investor Relations
                                10 Commerce Drive
                               Cranford, NJ 07016
                                 (800) 368-5948

                                    Copies of
                                CSB Bancorp, Inc.
                   S.E.C. Filings may be obtained by writing:

                               A. Lee Miller, CFO
                                CSB Bancorp, Inc.
                                 6 West Jackson
                              Millersburg, OH 44654
                                (330) 674-9015 or
                                 (800) 654-9015

TO OUR SHAREHOLDERS

Dear Shareholder:

Our 2003 fourth quarter operating results were 36% better than the same period in 2002! And the full year comparison shows a 7% increase in net income. Our deposits increased year to year by 3.7%, and we used these funds to repay Federal Home Loan Bank borrowings rather than investing in lower yielding securities. Our loan portfolio grew almost 7% and the quality of the portfolio is sound. As a result of these improvements, our dividends declared (including your recently received $0.12 per share payment) increased to $0.48 per share versus $0.30 per share in 2002. This is a 60% increase!

While these results are a marked improvement over the prior year, when compared to virtually all of our peers, the results are not reflective of where we want to be. For example, our Return on Assets (ROA) of .68% is about half of our goal. Likewise, our Non-Interest Expense to Revenue Ratio (NIE/Rev) averaged 83% while the industry average is generally less than 60%.

We believe that 2003 ended the "fix-it" chapter for CSB. We are positioned to grow properly and profitably. Sound loan management will drive revenue growth as we partner with prudent business and consumer clients. Our operating efficiencies will continue to improve and reflect the numerous programs initiated in late 2003 as well as those being implemented in 2004. We've found a way to extend our banking centers' same day operating hours and will make this exciting change in February. We will seek opportunities to wisely invest the capital we have accumulated.

As we prepare to celebrate the company's 125th anniversary, we thank you for the confidence with which you have entrusted us. We pledge to reward you with returns you can be proud of and that have been acquired via our disciplined management approach.

ROBERT K. BAKER          JOHN J. LIMBERT
Chairman                 President & Chief Executive Officer

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                   DECEMBER 31
                                                               2003           2002
ASSETS:
Cash and due from banks                                      $ 12,474       $ 12,272
Federal funds sold                                              4,727         10,293
Securities                                                     67,773         73,088
Net loans                                                     210,796        197,109
Premises & equipment, net                                       8,563          8,362
Other assets                                                    1,847          3,589
                                                             --------       --------
TOTAL ASSETS                                                 $306,180       $304,713
                                                             ========       ========
LIABILITIES:
Deposits                                                     $248,958       $239,976
Securities sold under agreements to repurchase                 11,859         14,448
Other borrowings                                                9,512         15,380
Other liabilities                                               1,133          1,167
                                                             --------       --------
TOTAL LIABILITIES                                            $271,462       $270,971
                                                             --------       --------
SHAREHOLDERS' EQUITY:
Common stock                                                 $ 16,674       $ 16,674
Additional paid-in capital                                      6,413          6,413
Retained earnings                                              12,215         11,621
Treasury stock                                                  (645)        (1,088)
Accumulated other comprehensive income                             61            122
                                                             --------       --------
TOTAL SHAREHOLDERS' EQUITY                                    $34,718       $ 33,742
                                                             --------       --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $306,180       $304,713
                                                             ========       ========


CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                          THREE MONTHS ENDED DECEMBER 31           TWELVE MONTHS ENDED DECEMBER 31
                                                                2003         2002                     2003             2002
INTEREST INCOME:
Interest & fees on loans                                       $2,991       $3,217                   $12,453          $12,639
Interest on securities                                            696          830                     2,925            3,849
Other interest income                                              16           40                        36              212
                                                               ------       ------                   -------          -------
TOTAL INTEREST INCOME                                          $3,703       $4,087                   $15,414          $16,700
                                                               ------       ------                   -------          -------
INTEREST EXPENSE:
Interest on deposits                                              916        1,153                     3,849            5,764
Other interest expense                                            159          207                       782              703
                                                               ------       ------                   -------          -------
TOTAL INTEREST EXPENSE                                         $1,075       $1,360                   $ 4,631          $ 6,467
                                                               ------       ------                   -------          -------
Net interest income                                             2,628        2,727                    10,783           10,233
Credit for loan losses                                              0           25                        51              587
                                                               ------       ------                   -------          -------
Net interest income after credit for loan losses                2,628        2,752                    10,834           10,820
Total other income                                                521          466                     2,155            2,037
                                                                2,545        2,855                    10,799           10,999
                                                               ------       ------                   -------          -------
Total other expense
Net income before federal income taxes                            604          363                     2,190            1,858
Federal income tax provision (credit)                              52          (43)                      130             (65)
                                                               ------       ------                   -------          -------
NET INCOME                                                     $  552       $  406                   $ 2,060          $ 1,923
                                                               ======       ======                   =======          =======
EARNINGS PER SHARE                                             $ 0.21       $ 0.15                   $  0.78          $  0.73
                                                               ======       ======                   =======          =======